Exhibit 32.1

Certification Required by 18 U.S.C. sec. 1350

(Section 906 of the Sarbanes-Oxley Act of 2002)

In connection with the filing by ADE Corporation (the “Company”) of the Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2003 (the “Report”), the undersigned, as the President and Chief Executive Officer of the Company, hereby certifies pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Chris L. Koliopoulos
Chris L. Koliopoulos, Ph.D.
President and Chief Executive Officer